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                                                                    Exhibit 23.1



                    Consent of Independent Public Accountants

         As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of Amendment No. 1 to this Registration Statement and related Proxy
Statement/Prospectus of Liberty Self-Stor, Inc.


                                                         /s/ Arthur Andersen LLP

Cleveland, Ohio
June 4, 1999